Exhibit 10.22

English Translation

Termination Agreement of Premises Lease Contract

Party A: Beijing Human Edu-Tech Co., Ltd.

Party B: Beijing Perfect World Software Co., Ltd.

In accordance with the “Contract Law of the People’s Republic of China” and related laws and regulations, Party A and Party B, abiding by the principle of equality, free will, fairness and credibility and through friendly negotiations, hereby enter into this Agreement with respect to the premature termination of the lease by Party B of the house (for office purpose) from Party A, on and subject to the terms and conditions as set forth below:

Party B has leased Party A’s house with a floor area of 1200m2 for office use. The term of lease is from September 1, 2006 to August 31, 2007. Now, with Party A’s consent, Party B decides to terminate the premises lease contract on December 31, 2006. The rights and obligations relating to such lease have been wound up.

This Agreement shall come into effect on the day when it is signed by both parties.

Party A: Beijing Human Edu-Tech Co., Ltd. (seal)

By: [Seal: Beijing Human Edu-Tech Co., Ltd.]

Signing date: December 31, 2006

Party B: Beijing Perfect World Software Co., Ltd. (seal)

By: [Seal: Beijing Perfect World Software Co., Ltd.]

Signing date: December 31, 2006